UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2006
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.
          (b) On October 17, 2006, PAREXEL International Corporation (“PAREXEL”) received written notification that each of A. Joseph Eagle and Serge Okun would retire from the PAREXEL Board of Directors (the “Board”) and will not stand for re-election as Class II Directors when their current terms expire at the 2006 Annual Meeting of Stockholders of PAREXEL.
          (d) On October 17, 2006, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board elected Christopher J. Lindop as a Class III Director, to hold office until the 2007 Annual Meeting of Stockholders of PAREXEL, and until his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Lindop was appointed Chairman of the Audit and Finance Committee of the Board and may become a member of other committees of the Board in the future . There are no transactions, or proposed transactions, since the beginning of PAREXEL’s last fiscal year to which PAREXEL was or is to be a party, in which Mr. Lindop has a direct or indirect material interest.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2006	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and CFO